Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2020 Results

Third Quarter Revenues of $196.5 million, up 12.3% from the comparable prior year period

Third Quarter GAAP Net Income of $27.5 million, representing 14.0% of total revenues, or $0.47 per diluted share

Third Quarter Non-GAAP Net Income of $40.6 million, or $0.70 per diluted share

Third Quarter Adjusted EBITDA of $67.5 million, representing 34.3% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2020.

“We had an excellent third quarter and continue to see very strong demand for our differentiated solutions,” said Paycom’s founder and CEO, Chad Richison. “We are putting greater distance between our product’s value proposition and that of our competitors. We believe Paycom is the clear choice for those seeking a more efficient way to manage their Human Capital Management needs. With less than 5% market share today, we believe we have a long runway and are in a very good position to generate strong growth for years to come.”

Financial Highlights for the Third Quarter of 2020

Total Revenues of $196.5 million represented a 12.3% increase compared to total revenues of $175.0 million in the same period last year. Recurring revenues of $192.7 million increased 12.4% from the comparable prior year period, and constituted 98.0% of total revenues.

GAAP Net Income was $27.5 million, or $0.47 per diluted share, compared to GAAP net income of $39.2 million, or $0.67 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $40.6 million, or $0.70 per diluted share, compared to $41.1 million, or $0.70 per diluted share, in the same period last year.

Adjusted EBITDA1 was $67.5 million, compared to $66.6 million in the same period last year.

Cash and Cash Equivalents were $156.4 million as of September 30, 2020, compared to $133.7 million as of December 31, 2019.

Total Debt, Net was $31.3 million as of September 30, 2020, compared to $32.6 million as of December 31, 2019.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance:

Quarter Ending December 31, 2020:

Total Revenues in the range of $212.0 million to $214.0 million.

Adjusted EBITDA in the range of $76.0 million to $78.0 million.

We have not reconciled the forward-looking adjusted EBITDA range presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margin discussed on the teleconference call to net income margin, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items.  Accordingly, reconciliations of the forward-looking adjusted EBITDA range to net income and forward-looking adjusted EBITDA margin to net income margin are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth plus adjusted EBITDA margin for 2020, or the “Rule of 50.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile “Rule of 50” to the most comparable GAAP measure without unreasonable effort.

Impact of the COVID-19 Pandemic

During the third quarter of 2020, we maintained the work-from-home arrangements implemented in March for the safety of our employees, while simultaneously ensuring our clients continued to receive the same level of service they have come to expect from our dedicated, one-on-one customer service model. As of September 30, 2020, 95% of our employees were working remotely. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees and clients. Although we currently have some insight with respect to the shorter-term effects of the COVID-19 pandemic to date, it is not possible at this time to estimate the full impact that the crisis could continue to have on our business and results of operations.

•

The COVID-19 pandemic has resulted in, and may continue to result in, headcount reductions across our client base. Because we charge our clients on a per-employee basis for certain services we provide, decreased headcount at our clients negatively impacted our recurring revenue in the third quarter of 2020, and we expect that our recurring revenue in future periods will continue to be negatively impacted by such headcount reductions until employment levels among our client base at the onset of the pandemic return to pre-pandemic levels.

•

Despite growth in the number of clients in our base, employee headcount reductions at our clients as well as clients electing to defer payment of their share of Social Security taxes under the CARES Act resulted in nominal growth in our average funds held for clients balance in the third quarter of 2020, relative to the third quarter of 2019.  Significantly lower average interest rates in 2020 had a negative effect on interest earned on funds held for clients and, consequently, recurring revenue growth in the third quarter of 2020.

•

Our solution allows clients to seamlessly manage and communicate with their remote workforces. In the current work-from-home environment, our clients are recognizing the benefits of our focus on employee usage, as well as the strengths and advantages of our single database solution.

•

Our salesforce continues to conduct all meetings with current and prospective clients virtually.  The shift from in-person to video conference and teleconference sales meetings represents a unique opportunity to meet virtually with a greater number of client prospects in a given day than through in-person meetings.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses and adjusted total research and development costs. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense,
(iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 50” as revenue growth (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, November 4, 2020, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 233-4461 (domestic) or (647) 689-4140 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) until November 11, 2020. The replay passcode is 5744927.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; the timeline for construction of our new Texas operations facility; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility and research and development; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity.  In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology.  These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$156,398	$133,667
Accounts receivable	12,355	9,298
Prepaid expenses	20,757	13,561
Inventory	924	1,158
Income tax receivable	9,280	4,020
Deferred contract costs	56,245	46,618
Current assets before funds held for clients	255,959	208,322
Funds held for clients	1,522,357	1,662,778
Total current assets	1,778,316	1,871,100
Property and equipment, net	275,624	238,458
Goodwill	51,889	51,889
Long-term deferred contract costs	342,436	292,134
Other assets	36,934	33,336
Total assets	$2,485,199	$2,486,917
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,237	$5,051
Accrued commissions and bonuses	7,940	12,343
Accrued payroll and vacation	27,722	14,870
Deferred revenue	13,887	11,105
Current portion of long-term debt	1,775	1,775
Accrued expenses and other current liabilities	44,883	45,600
Current liabilities before client funds obligation	105,444	90,744
Client funds obligation	1,522,357	1,662,778
Total current liabilities	1,627,801	1,753,522
Deferred income tax liabilities, net	102,421	91,217
Long-term deferred revenue	71,500	65,139
Net long-term debt, less current portion	29,554	30,858
Other long-term liabilities	21,524	19,553
Total long-term liabilities	224,999	206,767
Total liabilities	1,852,800	1,960,289
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value (100,000 shares authorized, 61,639 and 61,350 shares issued at September 30, 2020 and December 31, 2019, respectively; 57,605 and 57,660 shares outstanding at September 30, 2020 and December 31, 2019, respectively)	616	613
Additional paid-in capital	322,321	257,501
Retained earnings	695,252	576,166
Treasury stock, at cost (4,034 and 3,689 shares at September 30, 2020 and December 31, 2019, respectively)	(385,790)	(307,652)
Total stockholders' equity	632,399	526,628
Total liabilities and stockholders' equity	$2,485,199	$2,486,917

Paycom Software, Inc.
Unaudited Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Recurring	$192,664	$171,405	$609,109	$534,267
Implementation and other	3,868	3,601	11,378	9,995
Total revenues	196,532	175,006	620,487	544,262
Cost of revenues
Operating expenses	24,278	21,088	71,651	66,153
Depreciation and amortization	6,634	5,304	18,865	14,796
Total cost of revenues	30,912	26,392	90,516	80,949
Administrative expenses
Sales and marketing	62,146	47,060	173,228	128,280
Research and development	21,772	19,605	65,171	54,869
General and administrative	40,516	25,728	121,487	98,386
Depreciation and amortization	7,150	5,665	20,209	15,848
Total administrative expenses	131,584	98,058	380,095	297,383
Total operating expenses	162,496	124,450	470,611	378,332
Operating income	34,036	50,556	149,876	165,930
Interest expense	—	(260)	(19)	(794)
Other income (expense), net	246	195	(522)	(168)
Income before income taxes	34,282	50,491	149,335	164,968
Provision for income taxes	6,800	11,339	30,249	29,772
Net income	$27,482	$39,152	$119,086	$135,196
Earnings per share, basic	$0.48	$0.68	$2.07	$2.35
Earnings per share, diluted	$0.47	$0.67	$2.04	$2.31
Weighted average shares outstanding:
Basic	57,603	57,654	57,609	57,528
Diluted	58,171	58,383	58,312	58,403

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$119,086	$135,196
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,073	30,644
Accretion of discount on available-for-sale securities	(1,374)	(646)
Amortization of debt issuance costs	27	26
Stock-based compensation expense	56,531	41,122
Cash paid for derivative settlement	(424)	(26)
Loss on derivative	2,042	1,789
Deferred income taxes, net	11,204	15,715
Changes in operating assets and liabilities:
Accounts receivable	(3,057)	805
Prepaid expenses	(7,196)	(5,066)
Inventory	32	(181)
Other assets	(3,757)	(2,367)
Deferred contract costs	(56,922)	(53,654)
Accounts payable	4,491	(970)
Income taxes, net	(5,260)	(5,550)
Accrued commissions and bonuses	(4,403)	(2,239)
Accrued payroll and vacation	12,853	6,931
Deferred revenue	9,143	8,714
Accrued expenses and other current liabilities	2,239	6,176
Net cash provided by operating activities	174,328	176,419
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(217,858)	(61,268)
Proceeds from maturities of short-term investments from funds held for clients	93,593	54,200
Purchases of property and equipment	(73,502)	(71,080)
Net cash used in investing activities	(197,767)	(78,148)
Cash flows from financing activities
Repurchases of common stock	(52,040)	—
Withholding taxes paid related to net share settlements	(26,099)	(42,229)
Payments on long-term debt	(1,331)	(1,331)
Net change in client funds obligation	(140,421)	(131,869)
Payment of debt issuance costs	—	(16)
Net cash used in financing activities	(219,891)	(175,445)
Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(243,330)	(77,174)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,641,854	986,464
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,398,524	$909,290

	Nine Months Ended September 30,
	2020	2019
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$156,398	$108,127
Restricted cash included in funds held for clients	1,242,126	801,163
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,398,524	$909,290

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$2,707	$2,190
Stock-based compensation for capitalized software	$5,284	$4,287
Right of use assets obtained in exchange for operating lease liabilities	$9,323	$9,924

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income to adjusted EBITDA:
Net income	$27,482	$39,152	$119,086	$135,196
Interest expense	—	260	19	794
Provision for income taxes	6,800	11,339	30,249	29,772
Depreciation and amortization	13,784	10,969	39,074	30,644
EBITDA	48,066	61,720	188,428	196,406
Non-cash stock-based compensation expense	19,502	4,454	56,531	41,122
Change in fair value of interest rate swap	(88)	391	1,618	1,763
Adjusted EBITDA	$67,480	$66,565	$246,577	$239,291
Net income margin	14.0%	22.4%	19.2%	24.8%
Adjusted EBITDA margin	34.3%	38.0%	39.7%	44.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income to non-GAAP net income:
Net income	$27,482	$39,152	$119,086	$135,196
Non-cash stock-based compensation expense	19,502	4,454	56,531	41,122
Change in fair value of interest rate swap	(88)	391	1,618	1,763
Income tax effect on non-GAAP adjustments	(6,332)	(2,875)	(22,802)	(23,974)
Non-GAAP net income	$40,564	$41,122	$154,433	$154,107

Weighted average shares outstanding:
Basic	57,603	57,654	57,609	57,528
Diluted	58,171	58,383	58,312	58,403

Earnings per share, basic	$0.48	$0.68	$2.07	$2.35
Earnings per share, diluted	$0.47	$0.67	$2.04	$2.31
Non-GAAP net income per share, basic	$0.70	$0.71	$2.68	$2.68
Non-GAAP net income per share, diluted	$0.70	$0.70	$2.65	$2.64

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.48	$0.68	$2.07	$2.35
Non-cash stock-based compensation expense	0.34	0.08	0.98	0.71
Change in fair value of interest rate swap	—	0.01	0.03	0.03
Income tax effect on non-GAAP adjustments	(0.12)	(0.06)	(0.40)	(0.41)
Non-GAAP net income per share, basic	$0.70	$0.71	$2.68	$2.68

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.47	$0.67	$2.04	$2.31
Non-cash stock-based compensation expense	0.34	0.08	0.97	0.70
Change in fair value of interest rate swap	—	0.01	0.03	0.03
Income tax effect on non-GAAP adjustments	(0.11)	(0.06)	(0.39)	(0.40)
Non-GAAP net income per share, diluted	$0.70	$0.70	$2.65	$2.64

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted gross profit:
Total revenues	$196,532	$175,006	$620,487	$544,262
Less: Total cost of revenues	(30,912)	(26,392)	(90,516)	(80,949)
Total gross profit	165,620	148,614	529,971	463,313
Plus: Non-cash stock-based compensation expense	1,227	750	4,158	3,955
Total adjusted gross profit	$166,847	$149,364	$534,129	$467,268
Gross margin	84.3%	84.9%	85.4%	85.1%
Adjusted gross margin	84.9%	85.3%	86.1%	85.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted sales and marketing expenses:
Sales and marketing expenses	$62,146	$47,060	$173,228	$128,280
Less: Non-cash stock-based compensation expense	(3,829)	(344)	(10,795)	(5,453)
Adjusted sales and marketing expenses	$58,317	$46,716	$162,433	$122,827

Total revenues	$196,532	$175,006	$620,487	$544,262
Sales and marketing expenses as a % of revenues	31.6%	26.9%	27.9%	23.6%
Adjusted sales and marketing expenses as a % of revenues	29.7%	26.7%	26.2%	22.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted total administrative expenses:
Total administrative expenses	$131,584	$98,058	$380,095	$297,383
Less: Non-cash stock-based compensation expense	(18,275)	(3,704)	(52,373)	(37,167)
Adjusted total administrative expenses	$113,309	$94,354	$327,722	$260,216

Total revenues	$196,532	$175,006	$620,487	$544,262
Total administrative expenses as a % of revenues	67.0%	56.0%	61.3%	54.6%
Adjusted total administrative expenses as a % of revenues	57.7%	53.9%	52.8%	47.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted research and development expenses:
Research and development expenses	$21,772	$19,605	$65,171	$54,869
Less: Non-cash stock-based compensation expense	(2,115)	(1,586)	(7,270)	(5,137)
Adjusted research and development expenses	$19,657	$18,019	$57,901	$49,732

Total revenues	$196,532	$175,006	$620,487	$544,262
Research and development expenses as a % of revenues	11.1%	11.2%	10.5%	10.1%
Adjusted research and development expenses as a % of revenues	10.0%	10.3%	9.3%	9.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total research and development costs:
Capitalized research and development costs	$11,727	$7,089	$32,448	$22,726
Research and development expenses	21,772	19,605	65,171	54,869
Total research and development costs	$33,499	$26,694	$97,619	$77,595

Total revenues	$196,532	$175,006	$620,487	$544,262
Total research and development costs as a % of revenues	17.0%	15.3%	15.7%	14.3%

Adjusted total research and development costs:
Total research and development costs	$33,499	$26,694	$97,619	$77,595
Less: Capitalized non-cash stock-based compensation	(1,566)	(334)	(5,284)	(4,287)
Less: Non-cash stock-based compensation expense	(2,115)	(1,586)	(7,270)	(5,137)
Adjusted total research and development costs	$29,818	$24,774	$85,065	$68,171

Total revenues	$196,532	$175,006	$620,487	$544,262
Adjusted total research and development costs as a % of revenues	15.2%	14.2%	13.7%	12.5%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2020
Non-cash stock-based compensation expense:
Operating expenses	$1,227	$750	$4,158	$3,955
Sales and marketing	3,829	344	10,795	5,453
Research and development	2,115	1,586	7,270	5,137
General and administrative	12,331	1,774	34,308	26,577
Total non-cash stock-based compensation expense	$19,502	$4,454	$56,531	$41,122

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505 investors@paycom.com

Source: Paycom Software, Inc.